Exhibit 16.1

June 1, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 1-10655

Dear Sirs/Madams:

We have read Item 4.01 of Environmental Tectonics Corporation’s Form 8-K dated June 1, 2011 and we agree with the statements relating to Friedman LLP made under Item 4.01 concerning our firm.

Yours truly,

Friedman LLP